Exhibit 99.1

Prometheus Biosciences Reports First Quarter 2023 Financial Results and Highlights Recent Corporate Progress

- Entered into agreement to be acquired by Merck; transaction expected to close in 3Q 2023 -

SAN DIEGO, May 9, 2023 (GLOBE NEWSWIRE) -- Prometheus Biosciences, Inc. (Nasdaq: RXDX), a clinical-stage biotechnology company pioneering a precision medicine approach for the discovery, development, and commercialization of novel therapeutics for the treatment of immune-mediated diseases, today reported financial results for the quarter ended March 31, 2023.

Prometheus to be Acquired by Merck

On April 15, 2023, Merck and Prometheus Biosciences entered into a definitive agreement under which Merck, through a subsidiary, has agreed to acquire Prometheus for $200.00 per share in cash for a total equity value of approximately $10.8 billion. The transaction is expected to close in the third quarter of 2023.

First Quarter 2023 Financial Results

Cash, Cash Equivalents and Short-term Investments. As of March 31, 2023, Prometheus Biosciences had cash, cash equivalents and short-term investments of $713.7 million, compared to $695.8 million at the end of Q4 2022.

Collaboration Revenue. Revenue was $1.1 million for the three months ended March 31, 2023 compared to $3.9 million for the three months ended March 31, 2022 primarily due to timing of Falk Collaboration development efforts subject to 25% reimbursement.

Research and Development (R&D) Expenses. Research and development expenses were $36.4 million for the three months ended March 31, 2023 compared to $27.9 million for the three months ended March 31, 2022. The increase is primarily due to preparation for the global Phase 3 clinical trials for PRA023 as well as the ongoing Phase 2 clinical trial for the SSc-ILD indication and the Phase 1 clinical trial of PRA052.

General and Administrative (G&A) Expenses. General and administrative expenses were $13.4 million for the three months ended March 31, 2023 compared to $8.1 million for the three months ended March 31, 2022 primarily due to increased headcount, stock compensation expense, and facility expenses to support the Company's expanded operations.

About Prometheus Biosciences

Prometheus Biosciences, Inc. is a clinical-stage biotechnology company pioneering a precision medicine approach for the discovery, development, and commercialization of novel therapeutics for the treatment of immune-mediated diseases. The Company’s precision medicine platform, Prometheus360TM, combines proprietary machine learning-based analytical approaches with one of the world’s largest gastrointestinal bioinformatics databases to identify novel therapeutic targets and develop therapeutic candidates to engage those targets.

The Company’s lead candidate, PRA023, is a humanized IgG1 monoclonal antibody (mAb) that has been shown to block the tumor necrosis factor (TNF)-like ligand 1A (TL1A), a target associated with both intestinal inflammation and fibrosis. Prometheus is developing PRA023 for the treatment of immune-mediated diseases including ulcerative colitis (UC), Crohn’s Disease (CD), and systemic sclerosis-associated interstitial lung disease (SSc-ILD). The Company plans to advance PRA023 into Phase 3 trials in UC and CD later this year.

Forward Looking Statements

Prometheus cautions readers that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to statements regarding: the potential therapeutic benefits of Prometheus’ product candidates; plans to advance PRA023 into Phase 3 trials in UC and CD, including the timing thereof; and the expected closing of the Merck acquisition and the timing thereof. The inclusion of forward-looking statements should not be regarded as a representation by Prometheus that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: topline results Prometheus reports are based on preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial and such topline data may not accurately reflect the complete results of a clinical trial; Prometheus’ approach to the discovery and development of precision medicines based on Prometheus360TM is unproven; interim results of a clinical trial do not predict final results and the clinical outcomes may materially change following more comprehensive reviews of the data, as follow-up on the outcome of any particular patient continues and as more patient data become available, including from Cohort 2 of the ARTEMIS-UC trial; potential delays in the commencement, enrollment and completion of clinical trials and preclinical studies; the results of clinical trials are not necessarily predictive of future results; Prometheus’ dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; Prometheus’ ability to develop companion diagnostics for its therapeutic product candidates; unexpected adverse side effects or inadequate efficacy of its product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; planned future trials of PRA023 may not support regulatory registration; regulatory developments in the United States and foreign countries; Prometheus’ ability to maintain undisrupted business operations due to the COVID-19 pandemic, including delaying or otherwise disrupting its preclinical studies, clinical trials, manufacturing and supply chain; and other risks described in the company’s prior press releases and filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in Prometheus’ most recent annual report on Form 10-K and any subsequent filings with the SEC. In addition, risks and uncertainties related to the proposed acquisition of Prometheus by Merck include, among others: the proposed merger may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Prometheus or the expected benefits of the proposed merger or that the approval of Prometheus’ stockholders is not obtained; the failure to realize the anticipated benefits of the proposed merger; the possibility that competing offers or acquisition proposals for Prometheus will be made; the possibility that any or all of the various conditions to the consummation of the proposed merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed merger, including in circumstances which would require Prometheus to pay a termination fee or other expenses; and the effect of the announcement or pendency of the proposed merger on Prometheus’ ability to retain and hire key personnel, or its operating results and business generally. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Prometheus undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Additional Information

This press release may be deemed solicitation material in respect of the proposed acquisition of the Company. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed merger between the Company and Merck (the “Merger”). The Company expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed Merger. Investors of the Company are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about the Company and the proposed Merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov and at the Company’s website at https://www.prometheusbiosciences.com.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed Merger will be set forth in the Company’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed Merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed Merger.

Prometheus Biosciences, Inc.

Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$113,345	$292,423
Short-term investments	600,325	403,329
Other current assets	12,734	12,399
Total current assets	726,404	708,151
Other assets	32,010	32,622
Total assets	$758,414	$740,773

Liabilities and Stockholders' Equity
Current liabilities	$19,340	$22,817
Long-term liabilities	41,457	41,988
Total liabilities	60,797	64,805
Total stockholders' equity	697,617	675,968
Total liabilities and stockholders' equity	$758,414	$740,773

Prometheus Biosciences, Inc.

Condensed Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2023	2022

Collaboration revenue	$1,105	$3,919
Operating expenses:
Research and development	36,417	27,930
General and administrative	13,392	8,085
Total operating expenses	49,809	36,015
Loss from operations	(48,704)	(32,096)
Other income	7,828	30
Net loss	$(40,876)	$(32,066)
Other comprehensive gain:
Unrealized gain on marketable securities, net	197	—
Comprehensive loss	(40,679)	(32,066)
Net loss per share, basic and diluted	$(0.86)	$(0.82)
Weighted average shares outstanding - basic and diluted	47,461,230	39,006,794

Contacts:

Noel Kurdi

VP Investor Relations and Communications

(646) 241-4400

nkurdi@prometheusbiosciences.com